UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2005

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

California	0-50652	94-3411134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 554-4750

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2005, the Compensation Committee of the Board of Directors of Placer Sierra Bancshares (NASDAQNMS: PLSB) (the “Company”) adopted a 2005 Executive Incentive Bonus Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Under the 2005 Executive Incentive Bonus Plan, executives may earn bonuses for the 2005 fiscal year if certain GAAP earnings are met, which is the sole performance measure for executives under the plan. Named executive officers (as defined in Item 402(a)(3) of Regulation S-K) that are eligible to participate in the plan are Randall E. Reynoso, the President and Chief Operating Officer of the Company and the Company’s wholly owned subsidiary, Placer Sierra Bank, and Robert H. Muttera, Executive Vice President and Chief Credit Officer of Placer Sierra Bank. The plan allows Mr. Reynoso to receive up to 60% of his base salary and Mr. Muttera to receive up to 45% of his base salary. In addition, six other executive officers of the Company and the Bank are entitled to receive up to 45% of their respective base salaries. The Company’s Chairman and Chief Executive Officer, Ronald W. Bachli, and the Company’s Chief Financial Officer, David E. Hooston, will not participate in the plan.

Section 8 – Other Events

Item 8.01.

On May 20, 2005, the Company issued a press release announcing the declaration of a 2005 second quarter cash dividend in the amount of $0.12 per share. The press release, which appears as Exhibit 99.1, is filed and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Section 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

(b) Pro forma financial information.

(c) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Placer Sierra Bancshares 2005 Executive Incentive Bonus Plan

99.1	Press Release dated May 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares
(Registrant)

Date May 20, 2005

/s/ David E. Hooston
David E. Hooston Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Placer Sierra Bancshares 2005 Executive Incentive Bonus Plan

99.1	Press Release dated May 20, 2005